Press Release

Contact:Matthew M. Partridge

Senior Vice President, Chief Financial Officer & Treasurer

(386) 944-5643

mpartridge@alpinereit.com

FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST REPORTS FIRST QUARTER 2021 OPERATING RESULTS

DAYTONA BEACH, FL – April 22, 2021 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) today announced its operating results and earnings for the quarter ended March 31, 2021.

Select Highlights

◾	Reported Net Income per diluted share attributable to the Company of $0.05 for the quarter ended March 31, 2021.
◾	Reported FFO per diluted share of $0.42 for the quarter ended March 31, 2021, an increase of 90.9% from the comparable prior year period.
◾	Reported AFFO per diluted share of $0.44 for the quarter ended March 31, 2021, an increase of 120.0% from the comparable prior year period.
◾	Collected 100% of the Contractual Base Rent (as defined below) due for the three months ended March 31, 2021.
◾	During the first quarter of 2021, the Company acquired five net lease properties for total acquisition volume of $21.9 million, reflecting a weighted-average going-in cash cap rate of 8.2%.
◾	Paid a cash dividend for the first quarter of 2021 of $0.24 per share, an increase of 20.0% from the comparable prior year period.
◾	Announced agreements to acquire seven net lease properties from CTO Realty Growth, Inc. for $56.0 million at a weighted-average going-in cash cap rate of 7.2%.
◾	Declared a quarterly cash dividend for the second quarter of 2021 of $0.25 per share, representing a 4.2% increase to the Company’s previous quarterly cash dividend and an annualized yield of 5.5% based on the closing price of the Company’s common stock on April 21, 2021.

Operating Results Highlights

The table below provides a summary of the Company’s operating results for the quarter ended March 31, 2021 (in thousands, except per share data):

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	Variance to Comparable Period in the Prior Year
Total Revenues	$5,890	$4,171	$ 1,719	41.2%

Net Income	$511	$15	$ 496	3,306.7%
Net Income Attributable to PINE	$440	$13	$ 427	3,284.6%
Net Income Attributable to PINE per diluted share	$0.05	$—	$ 0.05	100.0%
FFO (1)	$3,654	$2,038	$ 1,616	79.3%
FFO per diluted share (1)	$0.42	$0.22	$ 0.20	90.9%
AFFO (1)	$3,850	$1,808	$ 2,042	112.9%
AFFO per diluted share (1)	$0.44	$0.20	$ 0.24	120.0%
Dividends Declared and Paid, per share	$0.24	$0.20	$ 0.04	20.0%
(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO and AFFO per diluted share.

CEO Comments

“Our first quarter reflects a strong start to 2021 as we increased our dividend by more than 9% from our previous quarterly dividend, invested in five properties for nearly $22 million, continued to collect 100% of contractual base rents from our 100% occupied portfolio, and assembled a robust pipeline of potential transactions to drive future growth,” noted John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. “We’re particularly excited to be entering into our first transaction with CTO Realty Growth, which we believe is an excellent opportunity to further diversify our already high-quality, well-located portfolio. Additionally, we’re going to explore the sale of one or all of our office assets, which we anticipate will increase tenant diversity as we redeploy the proceeds from these dispositions into new acquisition opportunities and shift the portfolio to 100% retail. These prospective transactions, combined with our pipeline that is concentrated in properties supported by strong demographic trends, well-performing and defensive retail sectors, industry-leading credits and attractive real estate fundamentals, positions us well for the balance of 2021 as we maintain our focus on driving long-term value for our shareholders.”

Acquisitions

During the three months ended March 31, 2021, the Company acquired five net lease properties for total acquisition volume of $21.9 million, reflecting a weighted-average going-in cash cap rate of 8.2%. As of the acquisition date, the properties had a weighted-average remaining lease term of 9.2 years, were leased to tenants operating in the dollar store, home furnishings, sporting goods, beauty and cosmetics and pet supplies sectors, and were located in three different states.

Income Property Portfolio

The Company’s portfolio consisted of the following as of March 31, 2021:

Number of Properties	53
Square Feet	1.8 million
Weighted-Average Remaining Lease Term	8.3 years
States where Properties are Located	19
Occupancy	100%

% of Annualized Base Rent attributable to Retail Tenants (1)	75%
% of Annualized Base Rent attributable to Office Tenants (1)	25%
% of Annualized Base Rent subject to Rent Escalations (1)	44%
% of Annualized Base Rent attributable to Investment Grade Rated Tenants (1)(2)	43%

% of Annualized Base Rent attributable to Credit Rated Tenants (1)(3)	81%

Any differences a result of rounding.

(1)

Annualized Base Rent (“ABR”) represents the annualized in-place base rent required by the tenant’s lease. ABR is a non-GAAP financial measure.  We believe this non-GAAP financial measure is useful to investors because it is a widely accepted industry measure used by analysts and investors to compare the real estate portfolios and operating performance of REITs.

(2)

The Company defines an Investment Grade Rated tenant as a tenant or the parent of a tenant with a credit rating from Moody’s Investors Service, S&P Global Ratings, Fitch Ratings or the National Associated of Insurance Commissioners of Baa3, BBB-, NAIC-2 or higher.

(3)

The Company defines a Credit Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

The Company’s portfolio included the following top tenants as of March 31, 2021:

Tenant	Credit Rating (1)	% of Annualized Base Rent
Wells Fargo	A+	14%
Hilton Grand Vacations	BB	11%
Hobby Lobby	N/A	9%
Dollar General	BBB	8%
At Home	B	7%
Walmart	AA	6%
Walgreens	BBB	5%
LA Fitness	CCC+	4%
Kohl’s	BBB-	4%
Container Store	B	3%
Total		71%

Any differences a result of rounding.

(1)	Credit rating is from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners, as applicable, as of March 31, 2021.

The Company’s portfolio consisted of the following industries as of March 31, 2021:

Industry		% of Annualized Base Rent
General Merchandise		14%
Financial Services (Office)		14%
Home Furnishings		12%
Hospitality (Office)		11%
Dollar Stores		9%
Entertainment		8%
Grocery		6%
Pharmacy		5%
Sporting Goods		5%
Convenience Store		4%
Health & Fitness		4%
Consumer Electronics		3%
Casual Dining		2%
Automotive Service		<1%
Automotive Parts		<1%
Quick Service Restaurant		<1%
Pet Supplies		<1%
Other (1)		<1%
Total	20 Industries	100%

Any differences a result of rounding.

(1)	Includes three industries collectively representing less than 1% of the Company’s ABR as of March 31, 2021.

The Company’s portfolio included properties in the following states as of March 31, 2021:

State		% of Annualized Base Rent
Florida		19%
Oregon		14%
North Carolina		9%
Texas		8%
Arizona		7%
Georgia		6%
Michigan		6%
Massachusetts		5%
Ohio		5%
Oklahoma		4%
New York		3%
Nevada		3%
Wisconsin		3%
New Mexico		3%
Alabama		2%
Kentucky		1%
Maine		1%
Washington		1%
Maryland		<1%
Total	19 States	100%

Any differences a result of rounding.

COVID-19 Pandemic and Rent Collection Update

In March 2020, the World Health Organization declared the outbreak of the novel coronavirus as a pandemic (the “COVID-19 Pandemic”), which has spread throughout the United States. The spread of the COVID-19 Pandemic has continued to cause significant volatility in the U.S. and international markets, and in many industries, business activity has experienced periods of almost complete shutdown. There continues to be uncertainty around the duration and severity of business disruptions related to the COVID-19 Pandemic, as well as its impact on the U.S. economy and international economies.

The Company collected 100% of the Contractual Base Rent due for the three months ended March 31, 2021. Contractual Base Rent (“CBR”) represents the amount owed to the Company under the current terms of its lease agreements. During the year ended December 31, 2020, the Company agreed to defer or abate certain CBR in exchange for additional lease term or other lease enhancing additions. Repayment of such deferred CBR began in the third quarter of 2020 and the quarterly repayments are included in the Company’s definition of CBR.

Capital Markets and Balance Sheet

During the first quarter of 2021, the Company issued 434,201 common shares under its ATM offering program at a weighted-average gross price of $18.25 per share, for total net proceeds of $7.8 million.

The following table provides a summary of the Company’s long-term debt as of March 31, 2021:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
Revolving Credit Facility (1)	$50.0 million	48 bps + [1.35% - 1.95%]	November 2023
Revolving Credit Facility	69.3 million	LIBOR + [1.35% - 1.95%]	November 2023
Total Debt/Weighted-Average Rate	$119.3 million	1.70%
(1)	The Company utilizes an interest rate swap to achieve a fixed LIBOR rate of 0.48% plus the applicable spread on $50.0 million of the outstanding balance on the credit facility.

Dividend

On February 11, 2021, the Company announced a cash dividend for the first quarter of 2021 of $0.24 per share, payable on March 31, 2021 to stockholders of record as of the close of business on March 22, 2021. The 2021 first quarter cash dividend represented a 9.1% increase over the Company’s previous quarterly dividend and a payout ratio of 57% and 55% of the Company’s 2021 first quarter FFO and AFFO per diluted share, respectively.

On April 21, 2021, the Company announced a cash dividend for the second quarter of 2021 of $0.25 per share, payable on June 30, 2021 to stockholders of record as of the close of business on June 21, 2021. The 2021 second quarter cash dividend represents a 4.2% increase over the Company’s previous quarterly dividend and an annualized yield of 5.5% based on the closing price of the Company’s common stock on April 21, 2021.

2021 Guidance

The Company is maintaining its outlook and guidance for 2021, which assumes continued improvement in economic activity, stable or positive business trends related to each of our tenants and other significant assumptions.

Guidance for FY 2021
FFO Per Diluted Share	$1.50 - $1.70
AFFO Per Diluted Share	$1.45 - $1.65

First Quarter 2021 Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended March 31, 2021 tomorrow, Friday, April 23, 2021, at 9:00 AM ET. Stockholders and interested parties may access the earnings call via teleconference or webcast:

Teleconference: USA (Toll Free)1-888-317-6003

International: 1-412-317-6061

Canada (Toll Free): 1-855-669-9657

Please dial in at least fifteen minutes prior to the scheduled start time and use the code 0658375 when prompted.

A webcast of the call can be accessed at: https://services.choruscall.com/links/pine210423.html. To access the webcast, log on to the web address noted above or go to http://www.alpinereit.com and log in at the investor relations section of the website.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that acquires, owns and operates a portfolio of high-quality net leased commercial income properties.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters, the impact of the COVID-19 Pandemic on the Company’s business and the business of its tenants and the impact on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with GAAP. We also disclose Funds from Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”), both of which are non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of capitalized lease incentives and above- and below-market lease related intangibles, and non-cash compensation.

Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) March 31, 2021	December 31, 2020
ASSETS
Real Estate:
Land, at cost	$88,635	$83,210
Building and Improvements, at cost	156,143	142,679
Total Real Estate, at cost	244,778	225,889
Less, Accumulated Depreciation	(8,499)	(6,550)
Real Estate—Net	236,279	219,339
Cash and Cash Equivalents	1,548	1,894
Intangible Lease Assets—Net	39,005	36,881
Straight-Line Rent Adjustment	1,920	2,045
Other Assets	2,185	2,081
Total Assets	$280,937	$262,240
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$1,159	$1,984
Prepaid Rent and Deferred Revenue	1,313	1,055
Intangible Lease Liabilities—Net	3,348	3,299
Long-Term Debt	119,309	106,809
Total Liabilities	125,129	113,147
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of March 31, 2021 and December 31, 2020	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 7,896,542 shares issued and outstanding as of March 31, 2021 and 7,458,755 shares issued and outstanding as of December 31, 2020	79	75
Additional Paid-in Capital	140,591	132,878
Dividends in Excess of Net Income	(7,169)	(5,713)
Accumulated Other Comprehensive Income (Loss)	195	(481)
Stockholders' Equity	133,696	126,759
Noncontrolling Interest	22,112	22,334
Total Equity	155,808	149,093
Total Liabilities and Equity	$280,937	$262,240

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

(Unaudited)

 (In thousands, except share, per share and dividend data)

	Three Months Ended
	March 31, 2021	March 31, 2020
Revenues:
Lease Income	$5,890	$4,171
Total Revenues	5,890	4,171
Operating Expenses:
Real Estate Expenses	651	600
General and Administrative Expenses	1,030	1,284
Depreciation and Amortization	3,143	2,023
Total Operating Expenses	4,824	3,907
Net Income from Operations	1,066	264
Interest Expense	555	249
Net Income	511	15
Less: Net Income Attributable to Noncontrolling Interest	(71)	(2)
Net Income Attributable to Alpine Income Property Trust, Inc.	$440	$13

Per Common Share Data:
Net Income Attributable to Alpine Income Property Trust, Inc.
Basic	$0.06	$—
Diluted	$0.05	$—

Weighted-Average Number of Common Shares:
Basic	7,565,429	7,896,757
Diluted (1)	8,789,283	9,120,611

Dividends Declared and Paid	$0.24	$0.20

(1)Includes 1,223,854 shares underlying OP units issued to CTO Realty Growth, Inc. in connection with our formation transactions.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31, 2021	March 31, 2020
Net Income	$511	$15
Depreciation and Amortization	3,143	2,023
Funds from Operations	$3,654	$2,038
Adjustments:
Straight-Line Rent Adjustment	(147)	(323)
COVID-19 Rent Repayments	271	—
Non-Cash Compensation	73	67
Amortization of Deferred Financing Costs to Interest Expense	65	45
Amortization of Intangible Assets and Liabilities to Lease Income	(41)	(19)
Accretion of Tenant Contribution	(6)	—
Recurring Capital Expenditures	(19)	—
Adjusted Funds from Operations	$3,850	$1,808

FFO per diluted share	$0.42	$0.22
AFFO per diluted share	$0.44	$0.20